UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

11/22/2024
Date of Report (date of earliest event reported)
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APi Group Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39275 (Commission File Number)	98-1510303 (I.R.S. Employer Identification Number)
1100 Old Highway 8 NW New Brighton, MN 55112
(Address of principal executive offices and zip code)
(651) 636-4320
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On November 22, 2024, APi Group Corporation (the “Company”) announced that Kevin Krumm, Executive Vice President and Chief Financial Officer, has resigned and will leave the Company effective December 13, 2024 to pursue another professional opportunity.
Appointment of Interim Chief Financial Officer
In connection with the resignation of Mr. Krumm, the Company also announced that David Jackola will serve as Interim Chief Financial Officer upon Krumm’s departure and until a successor is named.
David Jackola, 45, has been the Chief Financial Officer and Vice President of Transformation at APi International since November 2022. Prior to his current role, he held the position of Vice President, Controller and Chief Accounting Officer at the Company from March 2022 to November 2022, and as Vice President, Corporate Planning and Analysis since joining the Company in October 2021. Prior to joining the Company, Mr. Jackola was the Vice President of Finance of James Hardie Building Products where he served as head of finance for the North American business. Prior to that, Mr. Jackola was Vice President of Finance – Europe for Ecolab and also held other roles of significant responsibility within Ecolab since joining in July 2008. Mr. Jackola received his bachelor’s degree in Economics from Carleton College and his Master of Business Administration in Finance from the University of Chicago Booth School of Business.
Compensation Related Matters
While serving as Interim Chief Financial Officer, Mr. Jackola will receive an additional monthly cash stipend of $25,000 effective upon appointment and a one-time grant of restricted stock units valued at $500,000.
The number of restricted stock units granted will be calculated based on the closing stock price of the Company’s common stock on the date of grant. The restricted stock units will vest in three equal tranches annually on the first, second, and third anniversaries of the grant date (or immediately upon death or disability). While serving as the Interim Chief Financial Officer, Mr. Jackola will not be considered an “Eligible Employee” under the Company’s Executive Officer Severance Policy.
Item 7.01    Regulation FD Disclosure.
On November 22, 2024, the Company issued a press release relating to the matters discussed above as well as reaffirming previously released full year 2024 net revenue and adjusted EBITDA guidance. A copy of the press release is furnished as Exhibit 99.1.
The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 22, 2024 of APi Group Corporation
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APi Group Corporation

Date: November 22, 2024	By:	/s/ Louis B. Lambert
	Name:	Louis B. Lambert
	Title:	Senior Vice President, General Counsel and Secretary